Exhibit 99.1

REDWOOD TRUST REPORTS FOURTH QUARTER 2022 FINANCIAL RESULTS

MILL VALLEY, CA – Redwood Trust, Inc. (NYSE:RWT; "Redwood" or the "Company"), a leader in expanding access to housing for homebuyers and renters, today reported its financial results for the fourth quarter ended December 31, 2022.
Key Q4 2022 Financial Results and Metrics
•GAAP book value per common share was $9.55 at December 31, 2022, a 6.2% decrease from $10.18 per share at September 30, 2022
◦Economic return on book value of (3.9)%(1)
•GAAP net loss of $(0.40) per diluted common share
◦$(0.21) per share was attributable to net fair value changes on long-term investments, substantially all of which were unrealized
•Non-GAAP Earnings Available for Distribution ("EAD") of $(0.11) per basic common share(2)
•Recourse leverage ratio of 2.8x at December 31, 2022(3)
•Declared and paid a regular quarterly dividend of $0.23 per common share
Operational Business Highlights
Investment Portfolio
•Deployed $74 million of capital into new, organically-created and third-party investments
•Credit performance remained stable with low delinquencies across the portfolio
•Secured recourse leverage of 0.8x at December 31, 2022(4)
Business Purpose Mortgage Banking
•Funded $424 million in business purpose loans; 68% Bridge and 32% Term
•Sold $61 million of Term loans and $31 million of Bridge loans through whole loan sales
Residential Mortgage Banking
•Locked $43 million(5) and purchased $106 million of jumbo loans
•Distributed $131 million of jumbo loans through whole loan sales
•Total net jumbo loan exposure was $659 million(6) at December 31, 2022

Financing and Capital Markets Highlights
•Unrestricted cash and cash equivalents of $259 million (representing over 70% of marginable debt)(7) and unencumbered assets of $314 million at December 31, 2022
•Closed a new $150 million borrowing facility to finance home equity investments ("HEI")
•During 2022, we renewed or established 18 financing facilities representing $6 billion of total financing capacity
•At December 31, 2022, there was $3.6 billion of unused financing capacity across our Residential and Business Purpose Mortgage Banking segments
•Repurchased approximately $32 million of Redwood's convertible debt during the quarter, contributing to total repurchases of approximately $88 million of our common equity and convertible debt during 2022
RWT Horizons Highlights
•Completed two follow-on investments in existing RWT Horizons portfolio companies in the fourth quarter, at valuations at or above initial investments
•Since inception, RWT Horizons has completed 29 technology venture investments in 24 companies, with an aggregate of over $27 million of investment commitments
Q1 2023 Corporate Highlights
•Unrestricted cash and cash equivalent position was $400 million at February 7, 2023
•Raised $70 million of gross proceeds in a preferred stock offering
•Repurchased $25 million of our series of convertible debt maturing in August 2023, resulting in $152 million of this series outstanding at February 7, 2023
•Distributed approximately $560 million of collateral in January through securitizations and sales
◦Closed residential securitization backed by $333 million of collateral; Redwood's 120th SEMT® securitization to date
◦Sold $222 million of business purpose lending ("BPL") Term loans

“While historic dislocations like we witnessed last year made for a challenging fourth quarter, these dislocations are now creating opportunities," said Christopher Abate, Chief Executive Officer of Redwood. "We entered 2023 with great momentum, executing on several strategic, financing, and organizational initiatives, all while a number of industry participants have decided to pull back. With nearly 30 years in housing finance, we're excited to be positioned to once again take advantage of evolutions in our market, with best in class operating platforms, distinct investment portfolio and strong liquidity."

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1.Economic return on book value is based on the period change in GAAP book value per common share plus dividends declared per common share in the period.
2.Earnings available for distribution is a non-GAAP measure. See Non-GAAP Disclosures section that follows for additional information on this measure.
3.Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. Recourse debt excludes $8.9 billion of consolidated securitization debt (ABS issued and servicer advance financing) and other debt that is non-recourse to Redwood, and tangible stockholders' equity excludes $64 million of goodwill and intangible assets.
4.Secured recourse leverage for our investment portfolio is defined as secured recourse debt financing our investment portfolio assets divided by capital allocated to our investment portfolio.
5.Lock volume does not account for potential fallout from pipeline that typically occurs through the lending process.
6.Total net jumbo loan exposure represents the sum of $0.7 billion of loans held on balance sheet adjusted for less than $0.1 billion of loans identified for purchase (locked loans not yet purchased) and loans subject to forward sale commitments.
7.Non-marginable debt and marginable debt refers to whether such debt is subject to margin calls based solely on the lender’s determination, in its discretion, of the market value of underlying collateral that is non-delinquent. Non-marginable debt may be subject to a margin call due to delinquency or another credit event related to the mortgage or security being financed, a decline in the value of the underlying asset securing the collateral, an extended dwell time (i.e., period of time financed using a particular financing facility) for certain types of loans, or a change in the interest rate of a specified reference security relative to a base interest rate amount, among other reasons.

Fourth Quarter 2022 Redwood Review and Supplemental Tables Available Online
A further discussion of Redwood's business and financial results is included in the fourth quarter 2022 Shareholder Letter and Redwood Review which are available under "Financial Info" within the Investor Relations section of the Company’s website at redwoodtrust.com/investor-relations. Additional supplemental financial tables can also be found within this section of the Company's website.
Conference Call and Webcast
Redwood will host an earnings call today, February 9, 2023, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fourth quarter 2022 financial results. The number to dial in order to listen to the conference call is 1-877-423-9813 in the U.S. and Canada. International callers must dial 1-201-689-8573. A replay of the call will be available through midnight on Thursday, February 23, 2023, and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and entering access code #13735175.
The conference call will be webcast live in listen-only mode through the News & Events section of Redwood’s Investor Relations website at https://www.redwoodtrust.com/investor-relations/news-events/events. To listen to the webcast, please go to Redwood's website at least 15 minutes before the call to register and to download and install any needed audio software. An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Quarterly Report on Form 10-K with the Securities and Exchange Commission by Wednesday, March 1, 2023, and also make it available on Redwood’s website.
About Redwood
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not well served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly traded shares. Our aggregation, origination and investment activities have evolved to incorporate a diverse mix of residential, business purpose and multifamily assets. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. We operate our business in three segments: Residential Mortgage Banking, Business Purpose Mortgage Banking and Investment Portfolio. Additionally, through RWT Horizons, our venture investing initiative, we invest in early-stage companies strategically aligned with our business across the lending, real estate, and financial technology sectors to drive innovations across our residential and business-purpose lending platforms. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and established a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com or connect with us on LinkedIn.

Cautionary Statement; Forward-Looking Statements:

This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the amount of residential mortgage loans that we identified for purchase during the fourth quarter of 2022, expected fallout and the corresponding volume of residential mortgage loans expected to be available for purchase, residential mortgage loans subject to forward sale commitments, our expected 2023 run-rate G&A expense, and the expected timing for the filing of Redwood's Annual Report on Form 10-K. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Current Report on Form 8-K filed with the SEC on January 9, 2023 under the caption “Risk Factors”. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition, Redwood’s financial statement audit for the year ended December 31, 2022 is not yet complete, and the quarterly and full year 2022 results reported herein are unaudited and may vary from Redwood’s audited financial results for the year ended December 31, 2022, presented in Redwood’s Annual Report on Form 10-K for 2022 that will be filed with the SEC. Redwood’s 2022 annual financial statement audit is scheduled to conclude in late February 2023 in connection with Redwood’s Form 10-K filing and it should be noted, and considered in the context of the “Risk Factor” set forth in Redwood’s Current Report on Form 8-K filed with the SEC on January 9, 2023, that the year-end 2022 book value reported herein includes a $0.37 per share deferred tax asset. As Redwood’s 2022 financial statement audit is completed, Redwood will determine whether, under GAAP, any non-cash valuation allowance should be applied against Redwood’s deferred tax assets, which would reduce the value of these deferred tax assets and correspondingly result in a lower level of earnings and book value being reported in Redwood’s Annual Report on Form 10-K for 2022 than is reported herein for our fourth quarter and full year 2022.

REDWOOD TRUST, INC.

($ in millions, except per share data)	Three Months Ended
	12/31/2022	9/30/2022
Financial Performance
Net income (loss) per diluted common share	$(0.40)	$(0.44)
Net income (loss) per basic common share	$(0.40)	$(0.44)
EAD per basic common share (non-GAAP)	$(0.11)	$0.16

Return on Equity (annualized)	(16)%	(16)%
EAD Return on Equity (annualized, non-GAAP)	(4)%	6%

Book Value per Share	$9.55	$10.18
Dividend per Share	$0.23	$0.23
Economic Return on Book Value (1)	(3.9)%	(3.4)%

Recourse Leverage Ratio (2)	2.8x	2.6x
Operating Metrics
Business Purpose Loans
Term fundings	$135	$99
Bridge fundings	289	470
Term securitized	—	274
Bridge securitized	—	—
Term sold	61	37
Bridge sold	31	48
Residential Jumbo Loans
Locks	$43	$461
Purchases	106	338
Securitized	—	—
Sold	131	612

(1)    Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period.
(2)    Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. As of December 31, 2022 and September 30, 2022, recourse debt excluded $8.9 billion and $8.9 billion, respectively, of consolidated securitization debt (ABS issued and servicer advance financing) and other debt that is non-recourse to Redwood, and tangible stockholders' equity excluded $64 million and $68 million, respectively, of goodwill and intangible assets.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21

Interest income	$173	$178	$167	$189	$162
Interest expense	(146)	(143)	(127)	(136)	(112)
Net interest income	27	35	40	53	50
Non-interest income (loss)
Residential mortgage banking activities, net	(14)	2	(18)	8	12
Business purpose mortgage banking activities, net	(3)	14	(12)	8	24
Investment fair value changes, net	(24)	(58)	(88)	(6)	7
Other income, net	4	4	7	6	4
Realized gains, net	3	—	—	3	—
Total non-interest income (loss), net	(33)	(37)	(111)	19	47
General and administrative expenses	(39)	(38)	(30)	(33)	(37)
Portfolio management costs	(3)	(2)	(2)	(2)	(2)
Loan acquisition costs	(1)	(2)	(3)	(4)	(4)
Other expenses	(4)	(4)	(3)	(4)	(5)
(Provision for) benefit from income taxes	9	(1)	9	2	(5)
Net income (loss)	$(44)	$(50)	$(100)	$31	$44

Weighted average basic shares (thousands)	113,363	116,088	119,660	119,884	114,641
Weighted average diluted shares (thousands) (2)	113,363	116,088	119,660	140,506	143,540
Earnings (loss) per basic common share	$(0.40)	$(0.44)	$(0.85)	$0.25	$0.37
Earnings (loss) per diluted common share	$(0.40)	$(0.44)	$(0.85)	$0.24	$0.34
Regular dividends declared per common share	$0.23	$0.23	$0.23	$0.23	$0.23

(1)Certain totals may not foot due to rounding.
(2)In the periods presented above, weighted average diluted shares included shares from the assumed conversion of our convertible and/or exchangeable debt in accordance with GAAP diluted EPS provisions. Actual shares outstanding (in thousands) at December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, were 113,485, 113,343, 116,753, 120,289, and 114,892, respectively.

Analysis of Income Statement - Changes from Third to Fourth Quarter 2022
•Net interest income decreased from the third quarter due to lower net interest income from mortgage banking loan inventory as volumes and average balances declined in the fourth quarter, as well as higher interest expense from rising interest rates on debt financing both our mortgage banking inventories and our investment portfolio. Of note, during the fourth quarter we closed a new borrowing facility for HEI investments, which contributed to the increase in interest expense.
•Income from Residential Mortgage Banking activities decreased from the third quarter as interest rate volatility and spread widening negatively impacted prices of our existing inventory. We limited loan acquisition volume in the fourth quarter to a nominal amount given market conditions, and while profitability was negatively impacted by a lack of open distribution channels, we have seen a resurgence of activity and improvement in investor sentiment in 2023.
•Income from Business Purpose Mortgage Banking activities decreased from the third quarter as interest rate volatility and spread widening negatively impacted prices of our existing inventory. While lower demand for bridge loans caused origination volume to come down during the fourth quarter, we saw a recovery quarter-over-quarter in term loan volumes, driven by renewed demand for longer-term fixed rate financing.
•Net negative investment fair value changes on our Investment Portfolio in the fourth quarter reflected credit spread widening during the quarter across most of our investment classes. The negative fair value changes were partially offset by fair value increases in our IO securities and MSRs. Negative fair value changes primarily reflected unrealized mark-to-market losses, while fundamental credit performance, including delinquencies and LTVs, remained stable across our portfolio.
•General and administrative (G&A) expenses increased slightly from the third quarter and remained elevated, primarily due to employee severance and related transition expenses, which totaled $3 million in the fourth quarter. Pro forma for expense reduction initiatives during the first quarter of 2023, we currently expect 2023 run-rate G&A expense to be an incremental 5-10% lower than comparable full-year 2022 levels.
•During the fourth quarter of 2022, we began presenting portfolio management costs separately on our consolidated income statements and conformed all prior periods to this presentation. The increase in portfolio management costs from the third quarter reflect incremental costs associated with a higher average balance of investments during the fourth quarter.
•Loan acquisition costs declined in the fourth quarter, in-line with a decrease in loan origination and acquisition volumes in both of our mortgage banking operations. Other expenses were primarily comprised of acquisition-related intangible amortization expenses.
•Our provision for income taxes in the fourth quarter reflected net losses incurred at our taxable REIT subsidiary in the quarter, driven primarily by losses at both our mortgage banking businesses.

REDWOOD TRUST, INC.
Consolidated Income Statements (1)	Year Ended December 31,
($ in millions, except share and per share data)	2022	2021

Interest income	$708	$575
Interest expense	(552)	(427)
Net interest income	155	148
Non-interest income (loss)
Residential mortgage banking activities, net	(21)	127
Business purpose mortgage banking activities, net	8	109
Investment fair value changes, net	(176)	128
Other income	21	12
Realized gains, net	5	18
Total non-interest income (loss), net	(163)	394
General and administrative expenses	(141)	(165)
Portfolio management costs	(8)	(6)
Loan acquisition costs	(12)	(16)
Other expenses	(16)	(17)
Benefit from (provision for) income taxes	20	(18)
Net income (loss)	$(164)	$320

Weighted average basic shares (thousands)	117,228	113,230
Weighted average diluted shares (thousands)	117,228	142,070
Earnings (loss) per basic common share	$(1.43)	$2.73
Earnings (loss) per diluted common share	$(1.43)	$2.37
Regular dividends declared per common share	$0.92	$0.78

(1)Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	12/31/22	9/30/22	6/30/22	3/31/22	12/31/21

Residential loans	$5,613	$5,753	$6,579	$7,217	$7,592
Business purpose loans	5,333	5,257	5,203	4,755	4,791
Consolidated Agency multifamily loans	425	427	443	452	474
Real estate securities	240	259	284	359	377
Home equity investments (HEI)	403	340	276	227	193
Other investments	391	413	403	408	449
Cash and cash equivalents	259	297	371	409	450
Other assets	367	399	316	425	380
Total assets	$13,031	$13,146	$13,876	$14,253	$14,707

Short-term debt	$2,030	$2,110	$1,870	$1,647	$2,177
Other liabilities	197	208	197	325	249
Asset-backed securities issued	7,987	8,139	8,584	8,872	9,254
Long-term debt, net	1,733	1,534	1,966	1,964	1,641
Total liabilities	11,947	11,992	12,617	12,808	13,321

Stockholders' equity	1,084	1,154	1,258	1,445	1,386

Total liabilities and equity	$13,031	$13,146	$13,876	$14,253	$14,707

Shares outstanding at period end (thousands)	113,485	113,343	116,753	120,289	114,892
GAAP book value per share	$9.55	$10.18	$10.78	$12.01	$12.06

(1)Certain totals may not foot due to rounding.

Non-GAAP Disclosures

Reconciliation of GAAP Net Income (Loss) to non-GAAP Earnings Available for Distribution (1)(2)	Three Months Ended
($ in millions, except share and per share data)	12/31/22	9/30/22

GAAP net income (loss)	$(44)	$(50)

Adjustments:
Investment fair value changes, net(3)	24	58
Change in economic basis of investments(4)	6	2
Realized (gains)/losses, net(5)	(3)	—
Acquisition related expenses(6)	3	4
Organizational restructuring charges(7)	3	4
Tax effect of adjustments(8)	(1)	2

Earnings Available for Distribution (non-GAAP)	$(12)	$19

Earnings per basic common share	$(0.40)	$(0.44)
EAD per basic common share (non-GAAP)	$(0.11)	$0.16

GAAP ROE (annualized)	(16)%	(16)%
EAD ROE (non-GAAP, annualized)(9)	(4)%	6%

1.Certain totals may not foot due to rounding.
2.EAD and EAD ROE are non-GAAP measures derived from GAAP Net income and GAAP ROE, respectively. EAD is defined as: GAAP net income (loss) adjusted to (i) exclude investment fair value changes, net; (ii) adjust for change in economic basis of investments; (iii) exclude realized gains and losses; (iv) exclude acquisition related expenses; (v) exclude organizational restructuring charges; and (vi) adjust for the hypothetical income taxes associated with these adjustments. EAD ROE is defined as EAD divided by average common equity. We believe EAD and EAD ROE provide supplemental information to assist management and investors in analyzing the Company’s results of operations and help facilitate comparisons to industry peers. Management also believes that EAD and EAD ROE are metrics that can supplement its analysis of the Company’s ability to pay dividends, by providing an indication of the current income generating capacity of the Company's business operations as of the quarter being presented – and when used for this type of analysis, management focuses on EAD for its most recently completed quarter and does not generally analyze quarterly EAD results against the prior-year quarter or EAD results accumulated across quarters. More generally, EAD and EAD ROE should not be utilized in isolation, nor should they be considered as an alternative to GAAP net income, GAAP ROE or other measurements of results of operations computed in accordance with GAAP or for federal income tax purposes.
3.Investment fair value changes, net includes all amounts within that same line item on our consolidated statements of income, which primarily represents both realized and unrealized gains and losses on our investments and associated hedges.
4.Change in economic basis of investments is an adjustment representing the difference between GAAP interest income for those investments and their estimated economic income. The economic income for our investments is calculated using their estimated economic yield, which is imputed using an investment's carrying value (generally its market value as we carry nearly all our investments at fair value) and its forecasted future cash flows at the beginning of the quarter being presented.
5.Realized (gains)/losses, net includes all amounts within that line item on our consolidated statements of income.

6.Acquisition related expenses include transaction expenses paid to third parties related to the acquisition of Riverbend, ongoing amortization of intangible assets related to the Riverbend, Corevest and 5Arches acquisitions and changes in the contingent consideration liability related to the potential earnout consideration for the acquisition of Riverbend.
7.Organizational restructuring charges for the third and fourth quarters of 2022 represent costs associated with employee severance and related transition expenses.
8.Tax effect of adjustments represent the hypothetical income taxes associated with all adjustments used to calculate EAD.
9.EAD ROE is calculated by dividing EAD by average common equity for each respective period

CONTACTS
Investor Relations
Kaitlyn Mauritz
SVP, Head of Investor Relations
Phone: 866-269-4976
Email: investorrelations@redwoodtrust.com